UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On October 27, 2011, TEL Offshore Trust (the “Trust”) issued a press release announcing that the TEL Offshore Trust Partnership (the “Partnership”) has consummated the sale of 20% of the Partnership’s overriding royalty interest (the “Royalty”) in certain oil and gas properties located offshore Louisiana (the “Royalty Properties”). The entire Royalty is equivalent to a 25% net profits interest in the Royalty Properties.  The principal asset of the Trust consists of a 99.99% interest in the Partnership. In turn, the principal asset of the Partnership is the Royalty.   The Partnership has retained an 80% interest in the Royalty.  The sale generated $1,600,000 in gross proceeds and occurred as part of the previously announced formal auction process for the Royalty.  The Trust expects to receive promptly from the Partnership a distribution of approximately $1,485,851, representing 99.99% of the net proceeds from the sale of $1,486,000.  The Trust will use such net proceeds solely for the payment of expenses of the Trust.

The sale is governed by a letter agreement, pursuant to which the Partnership and RNR Production, Land and Cattle Company, Inc. (“Purchaser”) made various representations and warranties, with related indemnification obligations.  In connection therewith, the Partnership and Purchaser executed a Partial Assignment of Overriding Royalty Interests.

The sale was made on October 27, 2011 to Purchaser, which initially required a minimum purchase of 25% of the Royalty.  Pursuant to an Option Agreement, the Partnership has agreed with Purchaser that if the Partnership elects to sell, or market for sale, any portion of the Royalty on or prior to December 31, 2012, Purchaser will have the option to acquire such percentage interest, up to an additional 5% of the entire Royalty, for a sales price equivalent to the product of $80,000 times the percentage interest acquired.  In order to exercise the option, Purchaser would have to provide the Partnership notice of such exercise within 10 days following the Partnership’s notice to Purchaser of such proposed sale.

The Trust’s source of capital is the Trust’s share of the net proceeds from the Royalty Properties under the terms of the Royalty. Chevron U.S.A. Inc., as the managing general partner of the Partnership, engaged EnergyNet.com, Inc. to conduct the marketing process and the related open auction for the Royalty.

A copy of the letter agreement with select exhibits, the Partial Assignment of Overriding Royalty Interests, and the Option Agreement referenced above are being filed as exhibits to this Current Report.  The descriptions herein of such documents are summary in nature and are qualified by the actual terms thereof.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	TEL Offshore Trust’s Press Release dated October 27, 2011.

99.2	Letter Agreement dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.3	Partial Assignment of Overriding Royalty Interests dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.4	Option Agreement dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: October 27, 2011	By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President and Trust Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	TEL Offshore Trust’s Press Release dated October 27, 2011.

99.2	Letter Agreement dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.3	Partial Assignment of Overriding Royalty Interests dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.4	Option Agreement dated October 27, 2011 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.